10.5  Exclusive Artist Recording Agreement - Justin Martin

             EXCLUSIVE ARTIST RECORDING AGREEMENT



     AGREEMENT  made  this  1st  day  of  March,  2004  by  and  between  SKREEM
ENTERTAINMENT CORP., a Nevada Corporation (hereinafter referred to as "The Record Company"), and Justin Martin, individually, (hereinafter referred to as "The Artist").

                                    W I T N E S S E T H:

         In consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

         1. ENGAGEMENT: During the term of this agreement, The Record Company hereby engages the exclusive personal services of The Artist as a performing artist for the purpose of making Master Sound Recordings for distribution in any medium now known or hereafter devised, including but not limited to phonograph records, LP's, singles, compact discs, and cassettes (hereinafter referred to as "Phonograph Records").

         2. TERRITORY: The territory for this agreement shall be worldwide.

         3. TERM:

         (a) The term of this agreement ("Initial Contract Period") will commence on the date hereof and shall continue pursuant to the conditions herein until the later of (i) the date nine (9) months after the date of the delivery to The Record Company of all Master Sound Recordings required in fulfillment of The Artist's Recording Commitment herein (as specified in Section 4(c) (i), below), or (ii) six (6) months after The Record Company's initial U.S. retail street date for the Phonograph Record delivered by The Artist in fulfillment of its Recording Commitment herein.

         (b) Additionally, The Artist grants to The Record Company three (3) separate options to extend the term of this Agreement for additional Contract Periods ("Option Periods") on the same terms and conditions applicable to the Initial Contract Period except as otherwise provided herein. Further, in the event The Record Company releases four (4) albums featuring performances of The Artist in five (5) years from the date of execution of this Agreement, The Record Company shall have the option to extend the term of this Agreement for a fourth (4th ) Option Period on the same terms and conditions applicable to the Initial Contract Period, except as otherwise provided herein. Each option shall be exercised automatically unless written notice is sent by The Record Company prior to the expiration date of the Contract Period which is then in effect (the "Current Contract Period"). If The Record Company so advises The Artist in its exercise notice, such period will begin on the date of such exercise notice. Each of the Option Periods will end the later of (i) nine (9) months after the date of the Delivery to The Record Company of all Master Sound Recordings required in fulfillment of The Artist's Recording Commitment for each such Option Period or (ii) six (6) months after The Record Company's initial U.S. street date for the last Phonograph Record delivered by The Artist in fulfillment of The Artist's Recording Commitment for such Period. Notwithstanding the foregoing, in no event will any Option Period end earlier than twelve (12) months after the date of the commencement of such Period.

                                            1.
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         4. RECORDING PROCEDURES:

         (a) During the term of this agreement, The Artist shall make Master Sound Recordings at recording sessions in studios at times and places designated by The Record Company, with such musicians and other performers as will be designated by The Record Company, after consultation with The Artist. Further, The Artist shall participate and be consulted in good faith by The Record Company in regard to all creative and technical decisions in connection with the production of phonograph records hereunder, including but not limited to the selection of material and musical compositions, the number such compositions to be recorded, specification of accompaniment, sequencing of musical compositions, selection and licensing of pre-recorded "samples", arrangement and copying services, the selection of a qualified studio producer, and selection of dates of recording and studios where recording is to take place. However, it is specifically agreed and understood that the final word in regard to all such creative and technical decisions shall rest solely and exclusively with The Record Company.

         (b) Solely for the purposes of any applicable United States copyright law, all studio producers, engineers, technicians and other persons rendering services in connection with the recording of such Master Recordings shall be deemed to be, and shall be contracted for as "employees for hire" by The Record Company.

         (c) During the Initial Contract Period of this agreement, and during each option period, it is specifically agreed and understood that The Artist shall perform for the recording of Masters for delivery to The Record Company those Masters (the "Recording Commitment") necessary to satisfy the following schedule:

         (i) CONTRACT PERIOD RECORDING COMMITMENT

                  Initial Contract Period                              1 Album
                  First Option Period                                  1 Album
                  Second Option Period                                 1 Album
                  Third Option Period                                  1 Album
                  Possible Fourth Option Period                        1 Album

         (ii) The Artist shall not deviate from the performance and delivery schedule specified in Section 4 (c) (i), above, without The Record Company's written consent; timely delivery as provided therein shall be deemed a material obligation hereunder. The Artist further agrees not to commence the recording of any Master hereunder without The Record Company's prior approval. The albums will consist entirely of Masters made in the course of the then current single or album recording project unless agreed to by The Record Company.

         (iii) In its sole discretion, The Record Company may, during the Initial Contract Period or any subsequent Option Period, release Master Recordings made by The Artist hereunder in configurations other than "albums" (as defined below), including but not limited to 12" singles, 45 rpm singles, single cassettes, mini discs, or "EPs". The Record Company's release of The Artist's Master Recordings in such configurations may, in The Record Company's sole discretion, work toward satisfaction of the Artist's "Recording Commitment" as described in Section 4 (c) (i), above.


                                            2.

         (d) For the purposes of this agreement, an "album" shall be defined as a Phonograph Record consisting of not less than eight (8) musical compositions and forty-five (45) minutes of playing time, to be released in any medium selected in the sole judgment of The Record Company, whether vinyl "LP", cassette, compact disc, DAT, or any other medium hereafter devised.

         (e) All albums delivered by The Artist hereunder shall be of satisfactory technical and commercial quality, in the sole judgment of The Record Company, for the manufacture and sale of Phonograph Records. The Record Company shall have the right to reject any Album (or individual Master Recordings) which is technically or commercially unacceptable or which The Record Company reasonably deems to be offensive to reasonable standards or public taste or morals or which infringes on the rights of others. If the Record Company properly rejects any such Album, The Artist shall record for the Record Company a substitute Album which does not embody such defect or material, as the case may be.

         (f) Albums recorded by The Artist hereunder shall embody performances by The Artist which have not been recorded at a "live" or "in concert" performance and which have not been previously recorded by The Artist and released as Phonograph Recordings, whether hereunder or otherwise.

         (g) If in the Initial Contract Period or any Option Period The Artist records more than the minimum number of Albums specified or requested in this agreement for that period, The Record Company may elect to apply all or part of the excess Albums in fulfillment of the minimum number specified for any subsequent period or periods.

         (h) Any Albums which are not recorded in all respects in accordance with the terms and provisions hereof, shall not apply in reduction of The Artist's recording commitment, unless The Record Company otherwise consents in writing.

         (i) Each Album hereunder shall be delivered in the form of a two-track stereo tape master, monaural master, DAT or other medium as The Record Company may require, all of which shall be fully, edited, mixed, equalized and leadered and from which technically and commercially satisfactory Phonograph Records can be manufactured (in any medium now known or hereafter devised, including but not limited to Compact Disc or DAT), to The Record Company's Director of Manufacturing at The Record Company's address, hereinabove written.

         (j) The Artist shall appear at all recording sessions required by The Record Company at times and places designated by The Record Company. At each recording session, The Artist will render its services hereunder to the best of The Artist's ability, will make proper preparations for such sessions, will rehearse, record and rerecord the selected musical compositions until technically and commercially satisfactory albums are obtained.

         (k) During the term hereof, and all extensions and renewals thereof, The Artist shall not record any composition recorded hereunder for any entity or person other than The Record Company for a period of five (5) years after said phonograph recording is made.

         (l) The Artist acknowledges that its services are unique and extraordinary, and that in the event that The Artist breaches this agreement, The Record Company shall be entitled to an injunction to enforce this agreement, in addition to any other remedies available to The Record

                                            3.

Company. Additionally, in the event of any default or breach by The Artist and the performance of any of its obligations or warranties hereunder, The Record Company, by written notice to The Artist, in addition to any other rights or remedies which it may have at law or otherwise, at its election may terminate the term of this agreement or may suspend its obligations hereunder for the duration of such default or breach and/or may extend the expiration date of the then current contract period for a period equal to all or any part of the period of such default or breach.

         5. REPRESENTATIONS AND WARRANTIES: The Artist represents and warrants the following:

         (a) As of the date hereof, there are no restrictions, and during the term of this agreement, there shall be no restrictions with respect to musical compositions The Artist is legally able to perform for The Record Company hereunder.

         (b) The Artist is not now and during the term of this agreement shall not be a party to or bound by any contract or agreement which will interfere in any manner with complete performance of this agreement. The Artist is under no disability, restriction or prohibition with respect to The Artist's right to sign and perform under this agreement.

         (c) The Artist has the right to its legal name and any professional name used by The Artist, and The Artist grants to The Record Company and its distributors and licensees during the term hereof throughout the world the exclusive right to use and to allow others to use its name as well as its face, likenesses, biographical materials and voice for phonograph recording purposes and for related promotional and publicity purposes; and The Artist grants to The Record Company the exclusive right to such use thereafter in connection with recordings subject hereto. The Artist warrants that The Record Company's use of such names in accordance with the terms hereof will not infringe upon the rights of any third party.

         (d) The Phonograph Records and the performances embodied thereon, and any use thereof by The Record Company or its grantees, licensees or assigns, will not violate or infringe upon the rights of any third party.

         (e) The Artist agrees and does hereby indemnify, save and hold The Record Company and its assigns harmless of and from any and all loss and damage (including reasonable attorney's fees) arising out of or connected with any claim by any one or more third parties or any act by The Artist which is inconsistent with any of the warranties, representations and/or agreements made by The Artist herein, and agrees to reimburse The Record Company on demand for any payment made by it at any time with respect to any liability or claim to which the foregoing indemnity applies.

         (f) The Artist has secured proper clearances and licenses for the use of any pre-recorded "samples" which the Artist intends to incorporate into Master Recordings produced hereunder.

         6. OWNERSHIP OF RECORDINGS: All Master Recordings made by The Artist during the term of this agreement shall be recorded by The Artist on The Record Company's behalf, and all Phonograph Records made there from (including, but not limited to the underlying multi-track tapes and master tapes), together with the performances embodied thereon, shall, from


                                            4.

the inception of their creation be considered "works for hire" pursuant to copyright law and shall be entirely the property of The Record Company in perpetuity, throughout the world, free of any claim whatsoever by the Artist, or by any persons deriving any rights or interests from the Artist; and The Record Company shall have the right to secure the sound recording copyright in and to the Phonograph Recordings in The Record Company's name as the owner and author thereof and to secure any and all renewals of such copyright. The Record Company and its licensees shall have the sole and exclusive right to use the Phonograph Recordings throughout the world or any part thereof in any manner it sees fit, including, without limitation, the sole and exclusive right in perpetuity and throughout the world:

         (a) To manufacture, advertise, sell, distribute, lease, license or otherwise use or dispose of the Phonograph Records embodying The Artist's Master Recordings produced hereunder, in any or all fields of use, by any method now or hereafter known, upon such terms and conditions as The Record Company may elect, or, in its sole discretion, to refrain therefrom;

         (b) To perform the Phonograph Records publicly and to permit the public performance thereof by means of radio broadcast, television broadcast, or any method now or hereafter known;

         (c) To use and publish the name (including all professional, group, and assumed or fictitious names), photographs and biographical material of The Artist (s), in connection with the promotion, exploitation and sale of derivatives of the Phonograph Records; and

         (d) To release derivatives of any one or more of the Phonograph Records on any medium or device now or hereafter known, under any name, trademark or label which The Record Company and its licensees may from time to time elect.

         7. RECORDING COSTS:

         (a) The Record Company (or any third party Distributor selected by The Record Company), at its election and in its sole business judgment, may pay all specifically approved Recording Costs in connection with Master Recordings made hereunder, including but not limited to vocalists, musicians, arrangers, sketchers, conductors, orchestrators, producers, contractors, copyists, recording studios and other personnel selected by The Record Company in connection with the performances to be rendered by The Artist at all rehearsals and recording sessions hereunder. Additionally, The Record Company will pay all union scale payments required to be paid to The Artist in connection with Master Recordings hereunder. Further, The Record Company (or any third party Distributor selected by The Record Company), at its election and in its sole business judgment, may advance manufacturing, mastering, duplication, reproduction, packaging, promotional, marketing and advertising expenses in connection with such Master Recordings and resulting Phonograph Records. Such payments, together with payroll taxes thereon, payments based on payroll to any labor organization or designee thereof, the cost of carriage and rental of instruments for such recording sessions, studio costs and all other costs incurred in producing or acquiring completed masters hereunder, shall be deemed additional, fully recoupable advances to The Artist and shall be deducted from any and all royalties payable to The Artist by The Record Company under this or any other agreement between The Artist and The Record Company, its parent, divisions, affiliates, distributors and/or subsidiaries. In the event that The Artist should delay the commencement or completion of, or be unavailable for, any recording session hereunder, The Record Company shall have the right to charge The Artist

                                            5.

for all expenses actually incurred by The Record Company by reason thereof. Also, should Artist breach this Agreement, upon such breach, The Record Company shall have the right to collect immediate reimbursement from Artist for all expenses and costs incurred by Record Company on behalf of Artist.

         (b) Nothing contained in this Agreement shall obligate The Record Company to permit the continuation of any recording session to be held in connection with Master Recordings hereunder, if The Record Company anticipates that the Master Recordings being recorded will not be technically or commercially satisfactory.

         8. RECOUPABILITY OF ADVANCES: Any and All monies paid to or on behalf of The Artist, or advanced to The Artist during the term of this Agreement, other than royalties paid pursuant to paragraphs 12 and 13 below, shall constitute fully recoupable, non-returnable Advances unless otherwise expressly agreed in writing between The Record Company and The Artist.

         9. REASONABLE EFFORTS TO RELEASE RECORDINGS: The Record Company shall use reasonable efforts to commercially release Master Recordings produced by The Artist hereunder during the Initial Contract Period and subsequent Option Periods. However, nothing contained herein shall be construed as absolutely committing The Record Company to commercially release any Master Recordings made by The Artist as Phonograph Records during the term of this agreement.

         10. ARTWORK AND PUBLICITY: The Record Company shall provide artwork and design services as well as advertising and promotion, to the best of its ability and to the level that The Record Company's business judgment dictates, with respect to each album or single released hereunder. As between The Artist and The Record Company, all such artwork, designs, marketing concepts, logos, promotional schemes, advertising elements and graphics created hereunder shall be the exclusive property of The Record Company, in perpetuity. The Record Company may employ, at its sole discretion, independent publicity or promotion personnel to publicize and promote each album or single. The cost of such independent publicity or promotion, as well as the cost of artwork, design, and other advertising and promotion shall constitute additional, fully recoupable advances to The Artist hereunder.

         11. VIDEOGRAMS: The Record Company has the right, but not the obligation to have The Artist participate in the creation of audiovisual devises, sometimes commonly refined to as "music videos" in the recording industry, primarily for broadcast and/or home use (hereinafter referred to as "videograms"). One hundred percent (100%) of any and all monies expended by or advanced by The Record Company for the production of videograms shall constitute additional fully recoupable advances hereunder. The Record Company shall own any and all rights in and to said videograms in perpetuity.

         12. DISTRIBUTION OF PHONOGRAPH RECORDS AND PAYMENT OF ROYALTIES:

         (a) In its sole discretion, The Record Company may choose, at any time during the term of this agreement, to license the Master Recordings made by The Artist hereunder to third parties on a flat fee or royalty basis, or to enter into a Distribution Agreement with a third party


                                            6.

Distributor for the distribution of Phonograph Records embodying Master Recordings recorded by The Artist hereunder through normal retail channels in the United States and worldwide. In the event The Record Company enters into such a Distribution Agreement:

         (i) The Record Company shall have the right, at the Record Company's election, to extend any Contract Period(s) to be co-extensive with the then-current period of the Distribution Agreement.

         (ii) From time to time, The Record Company shall have the unrestricted right (but not the obligation), at The Record Company's election, to conform any provision of this Agreement to the provision of the Distribution Agreement which comprehends the same subject matter.

         (iii) The Artist shall duly execute any letters of inducement that may be required pursuant to the Distribution Agreement. In the event that The Artist shall fail or refuse to execute any such letter of inducement promptly following The Record Company's request therefore, The Artist hereby appoints The Record Company as its true and lawful attorney-in-fact to execute any such letter of inducement in The Artist's name and on The Artist's behalf. Such power of attorney is irrevocable and is coupled with an interest.

         (iv) Immediately after entering into such a Distribution Agreement, The Record Company shall immediately notify The Artist of same and shall provide The Artist with a copy of such Agreement.


         (v) With respect to Master Recordings of The Artist licensed to third parties on a flat-fee basis, conditioned upon The Artist's full and faithful performance of all of the terms and conditions hereunder, The Record Company shall pay to The Artist fifty percent (50%) of the net amount received by The Record Company under each such license. With respect to Master Recordings of The Artist licensed to third parties on a royalty basis, and with respect to Phonograph recordings (including Albums, 12" singles, 45 rpm singles, mini-discs, cassette singles and any other configurations embodying Master Recordings of The Artist) released through a Distributor selected by The Record Company, conditioned upon The Artist's full and faithful performance of all of the terms and conditions hereunder, The Record Company shall pay to The Artist the lesser of (A) fifty percent (50%) of The Record Company's net earned royalty receipts under each such license or Distribution Agreement, or (B) one-half (1/2) of the "Basic Album Rate" or "Basic Singles Rate" (as detailed in paragraphs 12(b)(i) and (ii), below), as the case may be. For the purposes of this paragraph, the term "net amount" or "net earned royalty receipts" shall mean the gross royalties and advances received by The Record Company from the third part licensee or Distributor less all recording costs, any and all advances, royalties payable to the producer of the Master Recordings, video production costs, promotion and publicity expenses, payments to third parties in connection with a the exploitation of rights, copyright fees, union fund payments (including so-called "re-use" payments), and any other costs or expenses incurred by The Record Company which are directly related to the production, promotion, or exploitation of the Master Recordings hereunder.

         (b) Further, in its sole discretion, The Record Company may choose to commercially release Phonograph Records of The Artist (whether as Albums, 12"singles, 45 rpm singles, mini-discs, cassette singles and any other configurations embodying Master Recordings of The Artist)

                                            7.

through The Record Company's own distribution network. In such event, as full payment for The Artist's services hereunder, and in full consideration for the copyright ownership in Section 6, hereinabove, the right to use The Artist's name and likeness as provided therein, and the other agreements representations and warranties contained herein, The Record Company agrees (except as hereinafter provided) to pay to The Artist, in connection with Phonograph Records produced hereunder which are sold and not returned, a royalty at the applicable rates specified in the royalty schedule below, against which any and all advances paid to or on behalf of The Artist shall be chargeable:

         (i) For long-playing albums, compact discs and cassettes recorded by The Artist during the term of this agreement, manufactured and sold by The Record Company for distribution in the United States and not returned (nor subject to return), a royalty ("Basic Album Rate") or eight percent (8%) of the net retail selling price.

         (ii) For twelve inch (12") singles, seven inch (7") singles, 45 rpm records, mini discs, EP's, cassette singles and mini cassettes recorded by The Artist during the term of this agreement, manufactured and sold by The Record Company for distribution in the United States and not returned (nor subject to return), a royalty ("Basis Singles Rate") of six percent (6%) percent of the net retail selling price.

         13. MISCELLANEOUS ROYALTY PROVISIONS:

         (a) For Phonograph Recordings (whether in the form of full-length Albums, singles or other configurations) that are exported or sold by The Record Company outside of the United States of America (and which are paid for and not returned), and for Phonograph Recordings sold through record clubs or similar sales plans, The Artist shall be paid a royalty of fifty percent (50%) of the amounts provided for in Section 12, above.

         (b) No royalties shall be payable with respect to promotional records, including records which are given gratis to radio stations, reviewers and to the press. Further, no royalties shall be payable with respect to records distributed to members of record clubs as "bonus" or "free" records, as a result of joining the club and/or recommending that another join the club and/or purchasing a required number of records.

         (c) The terms "net receipts", "net sums", or "net amount received" and similar terms in this paragraph 12 shall mean amounts received by The Record Company in connection with subject matter thereof which are solely attributable to the Masters hereunder less any costs or expenses which The Record Company is required to pay or credit to third parties.

         (d) As to Phonograph Records released by The Record Company or its assigns not consisting entirely of Master Recordings made by The Artist hereunder, The Record Company's royalties payable hereunder shall be pro-rated on the basis of the total number such Master Recordings which are on such records and which embody The Artist's performances as compared to the total number of recordings which are on such records and embody the performances of other artists.

         (e) In the event The Record Company chooses to license the Master Recordings made by The Artist hereunder to third parties on a flat fee or royalty basis, or to enter into a

                                       8.

Distribution Agreement with a third party Distributor for the distribution of Phonograph Records embodying Master Recordings recorded by The Artist hereunder through normal retail channels in the United States and worldwide, compensation to The Artist as described in Section 12 above shall be subject to the third party licensee or distributor's container charges (but in no event shall said container charges be less than those in connection with The Record Company's release of Phonograph Recordings through its own distribution network, as hereinafter described). In the event The Record Company chooses to commercially release Phonograph Records of The Artist (whether as Albums, 12" singles, 45 rpm singles, mini-discs, cassette singles and any other configurations embodying Master Recordings of The Artist) through The Record Company's own distribution network, compensation to The Artist as described in Section 12 above on such Phonograph Records shall be subject to The Record Company's container charges of: Fifteen (15%) percent of the suggested retail list price for a single fold album jacket and the jacket of a 12-inch single and an EP; and twenty (20%) percent of the suggested retail list price for pre-recorded tapes, and twenty-five (25%) percent of the suggested retail list price for a compact disc, DAT, DCC, mini-disc, laser devices, CDVs, and video devices in all other configurations, and twenty (20%) percent of the suggested retail list price for a gate fold album or an album with a printed inner sleeve or with an insert or with any special elements.


(f) The royalties payable to The Artist hereunder are "all-in"; i.e. The Artist shall pay from its share of royalties provided for in this agreement all other royalty obligations in connection with Phonograph Recordings produced hereunder, including the royalty payable to the studio producer of the recordings and all labor union fees.

         (g) If The Record Company licenses videograms (as described in Section 11, above) or makes commercial use of such videograms embodying The Artist's performances, the royalty payable by The Record Company to The Artist shall be fifty percent (50%) of The Record Company's net receipts derived there from after deducting any and all direct costs and/or third party payments in connection with the creation, manufacture, exploitation or use of said videograms; any royalty paid to the producer(s) of the Masters recorded hereunder which are embodied in said videograms; and any distribution fees that The Record Company may be required to pay. It is specifically agreed that The Record Company shall have the right to license videograms to third parties (i.e. club services) without any payment to The Artist as long as The Record Company does not receive any payment. To the extent that The Record Company receives any payment for such promotional uses, The Record Company will credit The Artist's account with one-half (1/2) of the net receipts paid to The Record Company as provided herein.

14. LICENSES FOR MUSICAL COMPOSITIONS (MECHANICAL
ROYALTIES): All musical compositions recorded in recording sessions hereunder which are written or composed by The Artist, in whole or in part, alone or in collaboration with others, which are owned or controlled, in whole or in part, directly or indirectly, by The Artist, or any person, firm or corporation in which The Artist has a direct interest, are "Controlled Compositions" which are hereby licensed to The Record Company for the United States in Canada at the applicable royalty rates set forth below for selection on the basis of 100% of albums sold, less returns, credits, and unrecouped advances:


(a) For albums manufactured for distribution in the United States, the rate equal to seventy-five percent (75%) of the minimum compulsory license rate applicable to the

                                            9.
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use of musical compositions on phonograph recordings under the United States
Copyright Law on the date of commencement of recording of the album project (or other recording project) concerned.

         (b) On Records manufactured for distribution in Canada; two cents ($.02) per composition.

         (c) The mechanical royalty on any record sold through a club operation will be three-fourths (3/4) of the amount fixed above. If the composition is an arranged version of a public domain work, the mechanical royalty on it will be half of the amount fixed in sub-clauses (a) or (b) above.

         (d) The total mechanical royalty for all compositions on any album, including controlled compositions, will be limited to ten (10) times the amount which would be payable on it under sub-clauses (a) and (b) above if it contained only one (1) controlled composition. The total mechanical royalty on any record which is not an album or single will be limited to three (3) times that amount.

         (e) Any assignment make of the ownership or copyrights in or the rights to license to administer the use of any controlled compositions shall be subject to the terms and provisions hereof.

(f) Notwithstanding the foregoing paragraphs 13(a)-(e), The Artist hereby agrees to comply with the applicable provisions of any third party Distribution Agreement in connection with the mechanical licensing of Compositions.

         15.      STATEMENTS:

         (a) All statements and payments from The Record Company to The Artist for Phonograph Records produced hereunder shall be made on a semi-annual basis, on June 30 and on December 31 of each year during the term of this agreement. The Record Company shall have the right to deduct from the amount of any statements, or accounts of royalties due, the amount of royalties previously paid to The Artist on records subsequently returned, either as defective or on exchange proposition.

(b) At any time within one (1) year after any royalty statement is rendered to The Artist hereunder, The Artist shall have the right to give The Record Company written notice of its intention to examine The Record Company's books and records with respect to such statement. Such examination shall be commenced within three (3) months after the date of such notice at The Artist's sole cost and expense, by any certified public accountant not currently auditing The Record Company. Such audit shall take place no more than one (1) time per calendar year and during The Record Company's usual business hours at the place where The Record Company maintains the books and records which relate to The Artist an which are necessary to verify the accuracy of the statement or statements specified in The Artist's notice to The Record Company and The Artist's examination shall be limited to the foregoing. It is agreed that The Artist may examine The Record Company's books and records as they pertain to sales of The Artist's Phonograph Recordings in The Record Company's offices in Orlando, Florida. The Artist's right to inspect The Record Company's books and records shall be only as set forth in


                                            10.

this paragraph, and The Record Company shall have no obligation to produce such books and records more than once with respect to each statement rendered to The Artist. Promptly after the completion of any audit, The Artist agrees to deliver to The Record Company s copy of its audit report.

         (c) The Artist shall be foreclosed from maintaining any action, claim, or proceeding against The Record Company in any forum or tribunal with respect to any statement or accounting rendered hereunder unless such action, claim or proceeding is commenced against The Record Company in a court of competent jurisdiction within two (2) years after receipt of such statement or accounting. Unless notice shall have been given to The Record Company as provided in paragraph 12 (b), above, each royalty statement rendered to The Artist shall be final, conclusive and binding on The Artist and shall constitute an account stated. If The Artist commences suit on any controversy or claim concerning royalty accounting rendered by The Record Company under this agreement, the scope of the proceeding will be limited to determination of the amount of the royalties due for the accounting periods concerned, and The Artist agrees that the Court will have no authority to consider any other issues or award any relief except recovery of any royalties found owing. The Artist's recovery of any such royalties will be the sole remedy available to The Artist by reason of any claim related to The Record Company's royalty accountings. Without limiting the generality of the preceding sentence, The Artist will not have any right to seek termination of the term of this agreement or avoid the performance of its obligation under it by reason of any such claim.

         16. AMERICAN FEDERATION OF MUSICIANS: If any instrumental musicians whose services are members of the American Federation of Musicians, the following provisions shall be deemed to be part of this agreement:

         "As the musicians engaged under the stipulations of this contract are members of the American Federation of Musicians, nothing in this contract shall ever be construed as to interfere with any obligation which they owe to the American Federation of Musicians as members there from.

         17. OBLIGATION OF ARTIST TO ASSIST WITH PROMOTIONAL ACTIVITIES: The Artist shall, from time to time, at The Record Company's reasonable request, and whenever same will not unreasonably interfere with prior professional engagements of The Artist, appear for photography, artwork and other similar purposes under the direction of The Record Company or its duly authorized agent, appear for interview and other promotional purposes, and confer and consult with The Record Company or its duly authorized agent, appear for interviews and other promotional purposes, and confer and consult with The Record Company regarding The Artist's services hereunder. The Artist shall also cooperate with The Record Company in promotion, publicizing and exploiting the Phonograph Recordings embodying performances by the Artist and for any other purpose related to the business of The Record Company. The Artist shall not be entitled to any compensation (other than applicable union scale if appropriate) for rendering such services, but shall be entitled to reasonable transportation, and living expenses if such expenses must be incurred in order to render such services.

         18. RIGHT OF ARTIST TO SEEK INDEPENDENT LEGAL COUNSEL: The Artist has been advised of its right to seek independent legal counsel prior to the signing of this agreement, and The Artist warrants that by affixing its signature hereto that it has either sought independent counsel or have waived its right to such independent counsel.

                                            11.

         19. CONFIDENTIALITY: The Artist acknowledges that the terms of this agreement and The Record Company's books and records contain confidential trade information. Neither The Artist or its representatives shall communicate the terms of this or any other agreement with The Record Company or its assigns to any other person or party, nor shall The Artist or its representatives communicate to others (or use on behalf of any other person) any facts or information obtained as a result of examination of The Record Company's books and records.

         20. GROUP CLAUSE: Due to the fact that The Artist is a musical "group", The Artist's obligations under the terms of this agreement shall be joint and several among the members of such group, and all references to The Artist shall include all members of the group jointly and each member of the group individually, unless otherwise specifically provided herein. In the event any member currently comprising the group shall cease to perform as a member of the group, the following shall apply:

         (a) The Artist shall promptly notify The Record Company thereof and such leaving member shall be replaced by a new member, and such new member shall be subject to The Record Company's approval. Such approved new member shall thereafter be deemed substituted as a party to this agreement in the place of such leaving member and shall automatically be bound by all of the terms and conditions of this agreement and, upon The Record Company's request, and as an express condition of this agreement, The Artist will cause any such new member to execute and deliver to The Record Company such documents as The Record Company, in its reasonable judgment, may deem necessary or advisable to effectuate the foregoing sentence. Thereafter, the leaving member shall no longer be required to render recording services hereunder as a member of the group, but all remaining members of the group, new members of the group (and any leaving members, individually) shall continue to be bound by the other provisions of this agreement.

         (b) Notwithstanding anything to the contrary contained herein, The Record Company shall have the right to terminate the term of this agreement with respect to some or all of the remaining members of the group by written notice given to The Artist at any time prior to the expiration of ninety (90) days after The Record Company's receipt of The Artist's notice to The Record Company concerning a leaving member.

         (c) Each leaving member hereby relinquishes all of his rights in the group name to the remaining and replacement members of the group.

         (d) The Record Company shall have, and The Artist hereby grants to The Record Company, an option to engage the exclusive services of each leaving member of The Artist's group as either a solo or group recording artist ("Leaving Member Option"). Such Leaving Member Option may be exercised by The Record Company by notice to such leaving member at any time prior to the expiration of ninety (90) days after the date of (i) The Record Company's receipt of The Artist's notice provided for in subparagraph "a", above, or (ii) The Record Company's termination notices pursuant to subparagraph "b", above, as the case may be. If The Record Company exercises such Leaving Member Option, the leaving member concerned shall be deemed to have executed The Record Company's then-current standard form of exclusive recording artist agreement on all of the same basic terms and conditions as are now contained in this agreement, except that the term of the new exclusive recording artist agreement shall commence on the date The Record Company exercises its Leaving Member Option.


                                            12.

         21. SUSPENSION AND TERMINATION

         (a) If, at any time, The Artist fails (except solely for The Record Company's refusal without cause to allow The Artist to perform) to timely fulfill its recording commitment herein for an album that is to be delivered to The Record Company by The Artist, or if The Artist fails to fully cooperate with The Record Company in connection with a dispute or litigation (whether or not arising out of this agreement) between The Record Company and a third party, then without limiting The Record Company's rights, the term of the current contract period shall be automatically extended and The Record Company shall have the right to suspend The Record Company's obligations to The Artist hereunder (including, without limitation, The Record Company's obligation to make payments to The Artist hereunder) for the period of the default and The Record Company shall have such additional time as is necessary so that The Record Company shall have no less than one hundred and twenty (120 days after both completion of The Artist's recording commitment and release of an album by The Record Company within which to exercise its option, if any, for the next following contract period.

         (b) If, in respect of any contract period of the term, The Record Company fails, without cause, to allow The Artist to fulfill its recording commitment and if, within thirty (30) days after the expiration date of such contract period The Artist shall notify The Record Company of its desire to require The Record Company to permit The Artist to fulfill said recording commitment, then The Record Company may permit The Artist to fulfill said recording commitment by notice to The Artist to such effect within thirty (30) days of The Record Company's receipt of The Artist's notice. Should The Record Company fail to give such notice, The Artist shall have the option within thirty
(30) days after the expiration of said thirty (30) day period to give The Record Company notice that The Artist is terminating the term. Upon receipt by The Record Company of such notice, the term shall be and hereby is canceled and terminated and The Artist shall be free to enter into an exclusive recording agreement with a third party. The Record Company's sole obligation to The Artist shall be to account for and pay royalties for albums recorded prior to termination and such obligation shall survive the termination of the term. This subparagraph provides The Artist's sole remedy for The Record Company's failure to record an album embodying The Artist's performances.

         (c) If, because of an act of God, inevitable accident, fire, war, lockout, strike or other labor dispute, riot or civil commotion, act of public enemy, oil embargo or shortage, enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign), failure of technical facilities, illness or incapacity of any performer or producer, or other cause of a similar or different nature not reasonably within The Record's Company's control, and if The Record Company is materially hampered in either the recording, manufacture, distribution or sale of records, or The Record Company's normal business operation become commercially impractical, then, without limiting The Record Company's rights, The Record Company shall have the option by giving The Artist notice to suspend the term for the duration of any such contingency plus such additional time as is necessary so that The Record Company shall have no less than sixty (60) days after the cessation of such contingency in which to exercise its option, if any, for the next following contract period.

         22. MERCHANDISING: The Artist hereby grants to The Record Company the exclusive right to represent The Artist during the term of this agreement in connection with all merchandising rights of any kind and nature, including but not limited to retail merchandising rights, mail order merchandising rights, endorsements, premiums and tour merchandising rights

                                            13.

As full consideration for the granting of such merchandising rights, The Record Company shall pay to The Artist ten percent (10%) of the net profits earned and actually received by The Record Company from the exercise of such rights, after the deduction of all expenses, of any nature, incurred by The Record Company during the exercise of such rights. Further, no net profits from merchandising activities shall be payable to The Artist until The Record Company has recouped all other expenses and advances incurred on behalf of The Artist pursuant to this agreement.

         23. ASSIGNMENT: The Record Company may assign this agreement to any third party distributor or to any subsidiary, affiliated or controlling corporation of The Record Company, or to any person owning or acquiring a substantial portion of the assets of The Record Company. The Record Company may also assign its rights hereunder to any of its licensees to the extent necessary or advisable in The Record Company's sole discretion to implement the license granted. The Artist may not assign this agreement or any of your rights hereunder and any such purported assignment shall be void.

         24. SIDEMAN PROVISION: Provided that The Artist is in compliance with its material obligations hereunder, The Record Company may, in its sole discretion (not to be unreasonably withheld) grant to The Artist the right to perform as a so-called "back-up" musician or "back-up" vocalist ("sideman") with featured artists for the purpose of making Phonograph Records for third parties, provided that:

         (a) Such activities do not in any way interfere with the timely performance of The Artist's obligations hereunder;

         (b) The musical compositions so recorded shall not have been recorded by The Artist hereunder and The Artist shall not be restricted from thereafter recording the same compositions for The Record Company;

         (c) No such performances nor Phonograph Records derived there from shall in any way be identified with any such third party other than as a sideman; and

         (d) The Record Company shall receive a courtesy credit in connection with The Artist's performance as a sideman.

         25. LIVE PERFORMANCES BY ARTIST AT RECORD COMPANY'S AFFILIATED VENUES:
The Record Company shall use reasonable efforts to arrange for live performances by The Artist at The Record Company's affiliated venues.

         26. MISCELLANEOUS: This agreement and any alteration, amendment or modification thereof shall be governed by and interpreted in accordance with the laws of the State of Florida applicable to the contracts executed in and fully to be performed within this state. The invalidity of any clause or clauses, part or parts of this agreement shall be restricted in effect to said clauses, part or parts only, and shall not be deemed to effect the validity of the entire agreement. Paragraph headings are included for convenience only and shall not be deemed to be a part of this agreement. At all times relevant to this Agreement, The Record Company shall own the band name, "3rd Wish".


                                            14.

         27. INDEPENDENT CONTRACTOR STATUS OF ARTIST: It is understood and agreed that in entering into this agreement, and in rendering services pursuant thereto, The Artist has, and shall have, the status of an independent contractor, and nothing contained herein shall contemplate or constitute The Artist as The Record Company's employee or agent.

         28. ATTORNEY'S FEES: In the event that legal action becomes necessary to enforce any provision of this agreement, the prevailing party in any such action shall be entitled to recover all legal costs and expenses, including reasonable attorney's fees.

29. ENTIRE AGREEMENT: This agreement constitutes the entire agreement between The Record Company and The Artist and cannot be changed orally. No alteration, amendment or modification thereof shall be binding unless signed in writing by The Record Company and The Artist.

         IN WITNESS WHEREOF, the parties have signed this agreement as of the day and year above set forth.


Very Truly Yours,

SKREEM ENTERTAINMENT CORP.                Witnesses (As to The Record Company):


---------------------------------           ----------------------------
By:______________________________
As Its:____________________________         ____________________________



AGREED TO AND ACCEPTED:                     Witnesses (As to The Artist)


---------------------------------           ----------------------------
Justin Martin
SS #  ###-##-####                          ____________________________













                                            15.